July 5, 2006
KIEWIT INVESTMENT FUND LLLP
Instructions for Letter of Transmittal
To Tender Limited Partnership Units
of Kiewit Investment Fund LLLP
for
the Net Asset Value per Unit, in Cash
Pursuant to the Tender Offer Described Below

      Kiewit Investment Fund LLLP (the “Fund”) has provided you with an offer to purchase, dated July 5, 2006, that describes the Fund’s offer to purchase up to 541 limited partnership units (“Units”) of the Fund (approximately 5% of the outstanding Units), for cash, at a price equal to the net asset value (“NAV”) per Unit determined as of September 29, 2006, on the terms and subject to the conditions set forth in the offer to purchase and in the Letter of Transmittal attached to these Instructions. The tender offer is more fully described in the offer to purchase, and you should carefully review the offer to purchase prior to making a decision. Terms used in these instructions and the Letter of Transmittal and not otherwise defined herein have the meanings given to them in the offer to purchase.
      THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 3:00 P.M., CENTRAL TIME, ON SEPTEMBER 29, 2006, UNLESS THE TENDER OFFER IS EXTENDED AS DESCRIBED IN THE OFFER TO PURCHASE.
      Tendering Units is voluntary. IF YOU DO NOT WISH TO TENDER ANY UNITS, DO NOT FILL OUT THE ATTACHED LETTER OF TRANSMITTAL. If you wish to participate in the tender offer, you may tender only one or more whole Units. However, you may tender all of the Units that you own and if you own less than one whole Unit you must tender the entire fraction of a Unit that you own.
      Units tendered pursuant to the tender offer may be withdrawn prior to the expiration date of the tender offer only in the manner described in the offer to purchase; otherwise, any tender of Units made under the tender offer is irrevocable.
      Please read the following general instructions carefully before completing the Letter of Transmittal. FOR FURTHER INFORMATION OR ASSISTANCE CONCERNING THE LETTER OF TRANSMITTAL, CONTACT THE FUND AT 1-800-443-4306, FROM 7:00 A.M. TO 5:00 P.M. (CENTRAL TIME), MONDAY THROUGH FRIDAY, OR BY E-MAIL AT kifinfo@bisys.com.

GENERAL INSTRUCTIONS

1.	General
      The letter of transmittal or a photocopy of it should be properly filled in, dated and signed, and should be delivered to the address set forth below:

Kiewit Investment Fund LLLP
P.O. Box 182913
Columbus, OH 43218-2913
      EXECUTION OF THE LETTER OF TRANSMITTAL WILL ASSIGN YOUR TENDERED UNITS TO THE FUND, SUBJECT TO CONSUMMATION OF THE TENDER OFFER.
      TO BE EFFECTIVE, DELIVERY OF THIS LETTER OF TRANSMITTAL MUST BE MADE PRIOR TO 3:00 P.M., CENTRAL TIME, ON THE EXPIRATION DATE, WHICH WILL BE SEPTEMBER 29, 2006, UNLESS THE TENDER OFFER IS EXTENDED AS DESCRIBED IN THE OFFER TO PURCHASE. THE METHOD OF DELIVERY OF ALL DOCUMENTS TO THE FUND IS AT YOUR OPTION AND RISK. IF YOU CHOOSE TO SEND BY MAIL, IT IS RECOMMENDED THAT YOU SEND BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED.

2.	Signatures
      The signature on the Letter of Transmittal must correspond exactly to the name as written on the subscription agreement that was executed in connection with the purchase of the Units being tendered.

3.	Validity of Surrender
      A surrender of Units will not be deemed to have been made until all irregularities and defects have been cured or waived. The Fund reserves full discretion to determine whether the documentation with respect to tendered Units is complete and generally to resolve all questions relating to tenders, including the date and hour of receipt of a tender, the propriety of execution of any document and all other questions regarding the validity or acceptability of any tender. The Fund reserves the right to reject any tender not in proper form or to waive any irregularities or conditions. The Fund’s interpretation of the terms and conditions of the tender offer, the Letter of Transmittal and these Instructions will be final. However, a tendering Limited Partner who disagrees with an interpretation by the Fund may seek recourse under state law, to the extent that any such recourse is available.
      Additional copies of the Letter of Transmittal may be obtained from the Fund.

LETTER OF TRANSMITTAL
Kiewit Investment Fund LLLP:
      I hereby tender the Limited Partnership Units listed in Box B below for the net asset value per Unit determined as of September 29, 2006, in cash, on the terms and subject to the conditions set forth in the offer to purchase and this Letter of Transmittal.
BOX A:
NAME AND ADDRESS OF LIMITED PARTNER
Please type or print the name of the Limited Partner who is the holder of the Units listed in Box B, exactly as such name appears on the subscription agreement that was executed in connection with the purchase of the Units being tendered, along with the address of the holder.
Name and Address of Limited Partner
(type or print)
Name:

Address:

(Zip Code)
Telephone Number:

BOX B:
TENDERED UNITS:
Please list the number of Units you are tendering with this Letter of Transmittal. You may tender only one or more whole Units. However, you may tender all of the Units that you own and if you own less than one whole Unit you must tender the entire fraction of a Unit that you own. If you do not fill in a number, you will be deemed to have tendered all of your Units.
Number of Units Tendered:

      Upon request, I agree to execute and deliver any additional documents deemed necessary or desirable by the Fund to complete the purchase of the Units pursuant to the tender offer.
      The undersigned represents and warrants that the undersigned has full power and authority to assign and transfer the Units and has good title to such Units, free and clear of all liens, restrictions, charges, encumbrances, pledges, security interests or other obligations affecting the assignment or transfer of the Units, and such Units are not subject to any adverse claim. All authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.
      By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints designees of the Fund as the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to transfer to the Fund ownership of the Units tendered hereby on the books and records of the Fund.
      The undersigned understands and agrees that the valid tender of Units pursuant to the procedures described in Section 3 of the offer to purchase and in the general instructions hereto will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the tender offer.
      THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS RECEIVED AND READ THE OFFER TO PURCHASE DATED JULY 5, 2006 OF KIEWIT INVESTMENT FUND LLLP RELATING TO THE TENDER OFFER.

      THE FUND DOES NOT VIEW THE FOREGOING CERTIFICATION THAT THE UNDERSIGNED HAS RECEIVED AND READ THE OFFER TO PURCHASE AS A WAIVER OF LIABILITY. THE FUND REPRESENTS AND WARRANTS THAT IT WILL NOT ASSERT THAT SUCH CERTIFICATION BY THE UNDERSIGNED CONSTITUTES A WAIVER OF LIABILITY.

Signed By:

(Signature)

Name (Print)
Date:

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